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                                Ross Stores, Inc.
                              Fiscal 1999 Form 10-K
                                  Exhibit 10.32

January 26, 2000

Mel Wilmore
President, COO
Ross Stores, Inc.

8333 Central Avenue
Newark, CA 94560

Dear Mel:

Your contract shall be amended as follows:

1. The first sentence in Paragraph 5.vii, shall now say "Until both the death of the Executive and the death of his spouse (strike "or the date of his 65th birthday, whichever occurs first"), the Executive shall be entitled to continue to participate (at no cost to the Executive) in the following Company employee benefit plans and arrangements in effect on the date hereof (or other benefit plans or arrangements providing substantially similar benefits) in which the Executive now participates: executive medical, dental, vision and mental health insurance.

2. After amending the first sentence, another sentence will be added to Paragraph 5.vii stating "Until his death, the Executive shall be entitled to continue to participate (at no cost to the Executive) in the following Company employee benefit plans and arrangements in effect on the date hereof (or other benefit plans or arrangements providing substantially similar benefits) in which the Executive now participates: life insurance; accidental death and dismemberment insurance; travel insurance; group excess personal liability insurance; and matching of Executive's 401(k) and supplemental 401(k) contributions (the "Matching Contributions").

3. Paragraph 5.ix, shall now say "Until his death (strike "or the date of his 65th birthday, whichever occurs first"), the Executive shall be reimbursed by the Company for any estate planning fees or expenses actually incurred by the Executive, up to the current annual limit of $10,000 (strike "up to a maximum annual reimbursement of $5000"); provided, however, that such annual limit shall be increased from time to time consistent with increases in similar benefits provided to Norman Ferber.

Your signature below indicates that you agree with the amendments noted above.

/s/ Melvin A. Wilmore                  /s/ Michael A. Balmuth
-------------------------------------  -------------------------------------
Melvin A. Wilmore                      Michael A. Balmuth

President and Chief Operating Officer  Vice Chairman and Chief Executive Officer

Date: January 27, 2000                 Date: January 27, 2000